EXHIBIT 16.2
                      COMPUTATION OF PERFORMANCE QUOTATIONS
                              VOYAGEUR FUNDS, INC.
                                CLASS "B" SHARES

         Average annual total return figures for the current one year period, five year period, and life of fund ending June 30, 1995, are calculated as follows:

                                           1/n
Formula:          P(1+T) = ERV or T = ERV/p     -1

Where:            P = hypothetical initial investment of $1,000
                  T = average annual total return
                  n = number of years
                ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period

One year period:

                  12.90% = 1,128.96
                           --------  -1
                            1,000

Five year period:          Not Applicable

Life of Fund (from June 6, 1994):

                                   1/1.0833
                  9.07% = 1,098.66
                          --------           -1
                           1,000

     Cumulative total return figures for the period beginning June 6, 1994 and ending June 30, 1995 are calculated as follows:

Formula:          CTR =  ERV - P
                         -------   100
                            P

Where:            CTR = cumulative total return

                  ERV = ending redeemable value at the end of the period of
                        a hypothetical $1,000 payment made at the beginning of the period

                    P = initial payment of $1,000


                  9.87% =      1,098.66 - 1,000
                              ------------------  100
                                   1,000

     The 30 day SEC yield for the period ending June 30, 1995 is calculated as follows:

                                           6
Formula:          SEC YIELD = 2(((a-b) + 1)   -1)
                                  ---
                                  cd

Where:            a = dividends and interest earned during the period

                  b = expenses accrued for the period (net of reimbursements)

                  c = the average daily number of shares outstanding during the period that were entitled to receive dividends

                  d = the maximum offering price per share on the last day of the period

                                                   6
                  5.29% = 2(((650.36 - 159.07) + 1)   -1)
                            -------------------
                            10,858.1267 x 10.38